CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We hereby consent to the use of our report, dated February 11, 2000, in this annual report on Form 10-KSB for D.H. Marketing & Consulting, Inc.



                                    /s/ CROUCH, BIERWOLF & CHISHOLM
                                    Crouch, Bierwolf & Chisholm

Salt Lake City, Utah
April 5, 2000